       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2002
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                                                     76-0519693
    (State or other jurisdiction                                             (I.R.S. Employer Identification No.)
  of incorporation or organization)

                              4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                                 (713) 324-2950
                    (Address of principal executive offices)
                              --------------------

         SOUTHWEST BANCORPORATION OF TEXAS, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                R. JOHN MCWHORTER
                      SENIOR VICE PRESIDENT AND CONTROLLER
                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
                              4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)
                                 (713) 235-8800
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                MICHAEL P. FINCH
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                             PROPOSED              PROPOSED
              TITLE OF                     AMOUNT        MAXIMUM OFFERING     MAXIMUM AGGREGATE
          SECURITIES TO BE                  TO BE         PRICE PER SHARE     OFFERING PRICE (1)      AMOUNT OF
             REGISTERED                 REGISTERED(1)         (1)(2)                 (2)           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $1.00 PAR VALUE.....         1,500,000          $34.33              $51,495,000           $4,738
====================================================================================================================

(1) Includes an indeterminate number of additional shares which may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h).
(3) The 1,500,000 shares under the Southwest Bancorporation of Texas, Inc. 1996 Stock Option Plan are valued on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the NASDAQ National Market for the Common Stock on April 29, 2002 ($34.33 per share).
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is to register for sale under the Securities Act of 1933, as amended, an additional 1,500,000 shares of Common Stock, $1.00 par value, of Southwest Bancorporation of Texas, Inc. (the "Company") pursuant to the Company's 1996 Stock Option Plan (the "Plan"). Pursuant to General Instruction E on Form S-8, the contents of the Company's previously filed Registration Statements on Form S-8 relating to the Plan (File Nos. 333-21619, 333-55685 and 333-36092), including all exhibits thereto, are incorporated herein by reference.

ITEM 8.  EXHIBITS.

                   4.1 Amended and Restated 1996 Stock Option Plan, as amended April 17, 2002 (incorporated by reference to Appendix A to the registrant's Proxy Statement dated March 15, 2002 for its 2002 Annual Meeting of Shareholders.)

                   5.1     Opinion of Vinson & Elkins L.L.P.

                  23.1     Consent of PricewaterhouseCoopers LLP.

                  24.1     Powers of Attorney (included on signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 6th day of May, 2002.

                                      SOUTHWEST BANCORPORATION OF TEXAS, INC.


                                      By:  /s/ PAUL B. MURPHY, JR.
                                           -------------------------------------
                                           Paul B. Murphy, Jr.
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Murphy, Jr., Randall E. Meyer and
R. John McWhorter, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                         DATE
---------                                                     -----                                         ----

--------------------------------------------
         Walter E. Johnson                            Chairman of the Board

         /s/ PAUL B. MURPHY, JR.
--------------------------------------------
         Paul B. Murphy, Jr.                      President and Chief Executive                           May 6, 2002
                                                             Officer
                                                  (Principal Executive Officer)

         /s/ RANDALL E. MEYER
--------------------------------------------
         Randall E. Meyer                           Executive Vice President                              May 6, 2002
                                                  and Chief Financial Officer
                                                  (Principal Financial Officer)

         /s/ R. JOHN MCWHORTER
--------------------------------------------
         R. John McWhorter                         Senior Vice President and                              May 6, 2002
                                                           Controller
                                                 (Principal Accounting Officer)

--------------------------------------------
         John W. Johnson                                    Director

         /s/ John B. Brock III
--------------------------------------------
          John B. Brock III                                 Director                                      May 6, 2002


       /s/ ERNEST H. COCKRELL
--------------------------------------------
         Ernest H. Cockrell                                 Director                                      May 6, 2002

       /s/ JOHN H. ECHOLS
--------------------------------------------
           John H. Echols                                   Director                                      May 6, 2002

--------------------------------------------
          J  David Heaney                                   Director

         /s/ PAUL W. HOBBY
--------------------------------------------
            Paul W. Hobby                                   Director                                      May 6, 2002

--------------------------------------------
           Fred R. Lummis                                   Director

--------------------------------------------
         Andres Palandjoglou                                Director

--------------------------------------------
       Adolph A. Pfeffer, Jr.                               Director

/s/WILHELMINA E. ROBERTSON
--------------------------------------------
       Wilhelmina E. Robertson                              Director                                      May 6, 2002

--------------------------------------------
       Stanley D. Stearns, Jr.                              Director

     /s/ DUNCAN W. STEWART
--------------------------------------------
     Duncan W. Stewart                                      Director                                      May 6, 2002

       /s/ LANE WARD
--------------------------------------------
              Lane Ward                                     Director                                      May 6, 2002

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

  4.1 Amended and Restated 1996 Stock Option Plan, as amended April 17, 2002 (incorporated by reference to Appendix A to the registrant's Proxy Statement dated March 15, 2002 for its 2002 Annual Meeting of Shareholders.)

  5.1     Opinion of Vinson & Elkins L.L.P.

 23.1     Consent of PricewaterhouseCoopers LLP.

 24.1     Powers of Attorney (included on signature page).